Grant Thornton
Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member of
Grant Thornton lnternational

February 4,2003

46-1 6010

British Columbia Securities Commission
9 Floor - 701 West Georgia Street
VANCOUVER, BC
V7Y 1L2

Dear Sirs:

Re: Las Vegas from Home.com Entertainment Inc.

We acknowledge receipt of the Notice of Change of Auditors from the above company dated February 4,2003 which advised of the resignation of Grant Thornton LLP and the appointment of Smythe Ratcliffe.

As predecessor auditors, we advise that we agree with the information contained in the Notice based on our knowledge of the information at the present time.

Yours very truly,

Grant Thornton
CHARTERED ACCOUNTANTS

Mervyn E. Louis, CA, Partner

cc - Bedo Kalpakian, Las Vegas from Home.com
Entertainment Inc.
Smythe Ratcliffe, Chartered Accountants
P.O. Box 11177, Royal Centre
Suite 2800
1055 West Georgia Street
Vancouver, BC V6E 4N3
T (604) 687-2711
F (604) 685-6569
E Vancouver@GrantThornton.ca
W www.GrantThornton.ca

Canadian Member of Grant Thornton International